Exhibit 2.01
UNCLASSIFIED - NON CLASSIFIÉ
Extractive Sector Transparency Measures Act - Annual Report

Reporting Entity Name			Aris Mining Corporation

Reporting Year	From	2023-01-01	To:	2023-12-31	Date submitted	2024-05-29

Reporting Entity ESTMA Identification Number	E834893		Original Submission Amended Report

Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:		E468898 Aris Mining Holdings Corp., E032736 Gold X Mining Corp.

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above.

Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity		Richard Orazietti			Date	2024-05-29

Position Title		Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	2023-01-01	To:	2023-12-31

Reporting Entity Name		Aris Mining Corporation				Currency of the Report	USD

Reporting Entity ESTMA Identification Number		E834893

Subsidiary Reporting Entities (if necessary)		E468898 Aris Mining Holdings Corp., E032736 Gold X Mining Corp.

Payments by Payee

Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements		Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]

Colombia	Federal Government of Colombia	Colombian Tax and Customs National Authority	72,313,000	-	-	-		-	-	-	72,313,000

Colombia	Federal Government of Colombia	National Treasury	-	11,022,000	-	-		-	-	-	11,022,000

Colombia	Federal Government of Colombia	Ministry of Mines and Energy	-	2,922,000	-	-		-	-	-	2,922,000

Colombia	Federal Government of Colombia	Indumil	2,489,000	-	-	-		-	-	-	2,489,000

Colombia	Federal Government of Colombia	National Mining Agency	-	2,170,000	1,748,000	-		-	-	-	3,918,000

Colombia	Department of Antioquia	Fiduciaria de Occidente S.A.	-	-	-	-		9,164,000	-	-	9,164,000

The amount reported under the ‘Bonuses’ category were paid by the Company to a trust administered by the Department of Antioquia pursuant to ESG support for the Segovia Operations. Funds in the trust are to be used for the execution of social works for the community located in the municipalities surrounding the operations.

Guyana	Puruni Community		-	-	-	-		130,000	-	-	130,000

The amount reported under the ‘Bonuses’ category were paid to local authorities by the Company pursuant to ESG support for the Toroparu Project. Funds in are to be used for the execution of social works for the community located in the municipalities surrounding the project.

Guyana	Government of Guyana	Guyana Geology & Mines Commission	-	-	179,000	-		-	-	-	179,000

Additional Notes:					For Operations in Colombia: Exchange rates: 1 USD = 4,325.05 COP. For Operations in Guyana: 1 USD = 209.7 GUY. Exchange rate method: average during reporting period.

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	2023-01-01	To:	2023-12-31

Reporting Entity Name			Aris Mining Corporation			Currency of the Report	USD

Reporting Entity ESTMA Identification Number			E834893

Subsidiary Reporting Entities (if necessary)		E468898 Aris Mining Holdings Corp., E032736 Gold X Mining Corp.

Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]

Colombia	Segovia Operations	71,828,000	12,578,000	-	-	9,164,000	-	-	93,570,000

The amount reported under the ‘Bonuses’ category were paid by the Company to a trust administered by the Department of Antioquia pursuant to ESG support for the Segovia Operations. Funds in the trust are to be used for the execution of social works for the community located in the municipalities surrounding the operations.

Colombia	Marmato Mine	2,974,000	3,536,000	1,748,000	-	-	-	-	8,258,000

Guyana	Toroparu	-	-	179,000	-	130,000	-	-	309,000

The amount reported under the ‘Bonuses’ category were paid to a foundation and a trust by the Company pursuant to ESG support for the Marmato Mine. Funds in are to be used for the execution of social works for the community located in the municipalities surrounding the mine.

Additional Notes[3]:					For Operations in Colombia: Exchange rates: 1 USD = 4,325.05 COP. For Operations in Guyana: 1 USD = 209.7 GUY. Exchange rate method: average during reporting period.